UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 3, 2026	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2026, Wild Animal Safari, Inc., (“Wild Animal – Georgia”) a wholly owned subsidiary of Parks! America, Inc. (the “Company”), entered into a term loan credit agreement with Cendera Bank dated August 26, 2026 which provides the Company a term loan with a principal balance of $1.30 million (“2026 Term Loan”), the proceeds of which were used to repay all the indebtedness under the Term Loan Credit Agreement, dated June 18, 2021 between the Company and Synovus Bank.

The 2026 Term Loan will mature on September 1, 2033 and has a term of seven years, with a 25-year amortization, and a balloon payment of the outstanding principal balance due on September 1, 2033.

The applicable interest rate of the 2026 Term Loan is based on an adjusted rate equal to the Chicago Mercantile Exchange (“CME”) 1-month term Secured Overnight Financing Rate (“SOFR”) plus 2.70%. The CME 1-month term SOFR was 3.67% as of August 26, 2026 providing an initial interest rate of 6.37%.

On September 8, 2026, Wild Animal – Georgia entered into a Rate Conversion Agreement with third-party provider, SouthState Bank, N.A., doing business as ARC Fixed Rate Provider, together with Cendera Bank acting as servicing agent. The Rate Conversion Agreement is coterminous with the 2026 Term Loan dated August 26, 2026 and effectively converts the variable adjusted rate interest payments into a fixed rate obligation, resulting in a fixed interest rate of 7.35% over the term of the loan. The initial monthly loan payment is estimated to be $9,570.

Wild Animal – Georgia paid approximately $39,000 in fees and expenses in connection with the 2026 Term Loan.

The 2026 Term Loan is secured by substantially all the Wild Animal Safari, Inc.’s assets. Pursuant to the Guaranty Agreement, the 2026 Term Loan is guaranteed by the parent company, Parks! America, Inc.

The Guaranty Agreement and Loan Agreement are subject to certain financial covenants including that, Parks! America, Inc., as guarantor, and Wild Animal – Georgia as borrower, independently maintain a minimum Debt Service Coverage Ratio of at least 1.20 to 1.00 on a trailing twelve-month basis. Both the Guaranty Agreement and Loan Agreement contain certain affirmative covenants, including, among other things, reporting requirements such as delivery of financial statements, federal or state income tax filings and such other reports.

The 2026 Term Loan includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests.

The foregoing description of the 2026 Term Loan is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, Exhibit A to Promissory Note Rate Conversion Agreement. Guaranty Agreement, Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Financing Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Promissory Note, dated August 26, 2026, between Wild Animal Safari, Inc. and Cendera Bank.

10.2	Exhibit A to Promissory Note Rate Conversion Agreement, dated August 26, 2026, between ARC Fixed Rate Provider and Wild Animal Safari, Inc.

10.3	Guaranty (Payment and Performance) Agreement, dated August 26, 2026, between Parks! America, Inc. and Cendera Bank.

10.4	Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Financing Agreement, dated August 26, 2026, between Wild Animal Safari, Inc. and Cendera Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2026

PARKS! AMERICA, INC.

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer

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